Exhibit 10.1.d

PERFORMANCE CASH AWARD NO. __________

AGL RESOURCES INC.

2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

PERFORMANCE CASH AWARD AGREEMENT

This Agreement between AGL Resources Inc. (the “Company”) and the Recipient sets forth the terms of the Performance Cash Award granted under the above-named Plan. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Plan.

Name of Recipient: _________________________

Date of Award: ____________________________                                                                           Performance Multiple: [1]x

Target Performance Cash Award: $ _________________

Performance Measurement Period: [insert] through [insert]

Performance Measurement: The performance measure (PM) for this Award will be the Company’s [insert], one of the performance measures enumerated in Section 5.2 of the Plan.

Performance Calculation: At the end of the Performance Measurement Period, the Performance Cash Award will vest based on the increase in the PM during the Performance Measurement Period in accordance with the following formula:

Base Pay x Performance Multiple x PM %  = Actual Award

In particular, the performance calculation shall be determined as follows:

•	Base pay shall be the Recipient’s base pay as of [insert].

•	Performance Multiple is set forth in this Agreement.

•	PM shall be calculated as of the end of the Performance Measurement Period.

•	PM shall be calculated to two decimal places.

Threshold, Target and Maximum Payout: Threshold payout is calculated at 6% PM growth.  Target payout is calculated at 10% PM growth.  Maximum payout is calculated at 14% PM growth or more.  If PM growth is less than 6%, then no payout shall be made and the Performance Cash Award shall be forfeited.  If PM growth falls between two points, straight line interpolation shall be applied.

Following is an example of threshold, target and maximum payouts under this Agreement:

Represents Base x Multiple x PM

Name	Perf Period	Base Pay ($)	Perf Multiple	Threshold Payout @ 6% ($)	Target Payout @ 10%($)	Maximum Payout @ 14% ($)
	[insert]	$	[1]x	$	$	$

Vesting:  The Performance Cash Award shall vest on the date that the Compensation and Management Development Committee (the “Committee”) certifies the level of performance with respect to the increase in PM during the Performance Measurement Period.  This Performance Cash Award shall be payable in cash to the Recipient within a reasonable period of time following the Committee’s certification of performance with respect to the PM, pursuant to the terms of the Plan.

Forfeiture of award; Termination of employment: If the Performance Cash Award does not vest for any reason, then the Performance Cash Award shall be forfeited immediately.

In addition, if you terminate employment for any reason prior to the date that this Performance Cash Award becomes vested, then this Performance Cash Award shall be forfeited as of the date of your termination of employment.

Change in Control: Notwithstanding the above, in the event of a Change in Control of the Company, this Performance Cash Award shall become partially vested pursuant to Section 10.2 of the Plan if (a) it is not assumed or substituted by the Surviving Entity, or (b) it is assumed or substituted by the Surviving Entity, but within two years following the Change in Control your employment is terminated without Cause or you resign for Good Reason.  Such vesting will be prorated on a daily basis based upon the length of time within the performance measurement period that has elapsed prior to the date of the Change in Control or termination of employment (as applicable) and will be based upon an assumed achievement of all relevant performance goals at (i) the target level if the Change in Control or termination of employment (as applicable) occurs during the first half of the performance measurement period, and (ii) the actual level of achievement as of the date of the Change in Control or termination of employment (as applicable) of all relevant performance goals if the Change in Control or termination of employment (as applicable) occurs during the second half of the performance measurement period.

This Agreement is subject to the terms and conditions of the Plan.  You have received a copy of the Plan’s prospectus that includes a copy of the Plan.  By signing this Agreement, you agree to the terms of the Plan and this Agreement, which may be amended only upon a written agreement signed by the Company and you.

This ___ day of _______, 20__

AGL RESOURCES INC.	RECIPIENT:
____________________________
Melanie M. Platt, Senior Vice President